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                                  Exhibit 5.01
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                                 October 2, 1996

Rational Software Corporation
2800 San Tomas Expressway
Santa Clara, CA 95051

                  RE: REGISTRATION STATEMENT ON FORM S-3

Gentlemen:

                  We have examined the Registration Statement on Form S-3 to be filed by you with the Securities and Exchange Commission on October 2, 1996 (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of 5,872,725 shares of your Common Stock (the "Shares"), 4,916,007 of which are authorized but heretofore unissued (including an over-allotment option for 766,007 shares) and 956,718 of which will be sold by certain selling shareholders (including an over-allotment option for 0 shares). The Shares are to be sold to the underwriters for resale to the public as described in the Registration Statement and pursuant to the Underwriting Agreement filed as an exhibit thereto. As your counsel, we have examined the proceedings proposed to be taken in connection with said sale and issuance of the Shares.

                  It is our opinion that, upon completion of the proceedings being taken or contemplated by us, as your counsel, to be taken prior to the issuance of the Shares, and upon completion of the proceedings being taken in order to permit such transactions to be carried out in accordance with the securities laws of the various states, where required, the Shares when issued and sold in the manner referred to in the Registration Statement will be legally and validly issued, fully paid and nonassessable.

                  We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement, including the Prospectus constituting a part thereof, and any amendment thereto.

                                       Very truly yours,

                                       /s/ Wilson Sonsini Goodrich & Rosati
                                       WILSON SONSINI GOODRICH & ROSATI
                                       Professional Corporation